Exhibit (s)(2)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that CATHERINE SIDAMON-ERISTOFF, whose signature appears below, constitutes and appoints Daniel O’Neill and Jeffrey B. Van Horn and each of them, her true and lawful attorney-in-fact and agent, with full power of substitution among herself and each of the persons appointed herein, for her in her name, place and stead, in any and all capacities, to sign any and all registration statements of KKR Credit Opportunities Portfolio, and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: February 20, 2020

/s/ Catherine Sidamon-Eristoff
Catherine Sidamon-Eristoff